                                       EXHIBIT 21


                             FLEET FINANCIAL GROUP, INC.
                            SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY                                               JURISDICTION OF INCORPORATION
BANKING SUBSIDIARIES:
Fleet National Bank                                              United States
Fleet Bank                                                       New York
Fleet Bank, National Association                                 United States
  Fleet Bank (Delaware)                                          Delaware
Fleet Bank of Maine                                              Maine
Fleet Bank-NH                                                    New Hampshire
Fleet Bank, F.S.B.                                               United States
Non-Banking Subsidiaries:
Fleet Mortgage Group, Inc.                                       Rhode Island
Fleet Services Corporation                                       New York
Fleet Brokerage Securities, Inc.                                 Delaware
Fleet Securities, Inc.                                           New York
Fleet Private Equity Co., Inc.                                   Rhode Island
Fleet Investment Services, Inc.                                  Rhode Island
Fleet Investment Advisors, Inc.                                  New York
Fleet Capital Corporation                                        Connecticut
Fleet Capital-Leasing Corporation                                Rhode Island
AFSA Data Corporation                                            Delaware